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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF CORRECTION

         Pursuant to the Colorado Business Corporation Act, the undersigned hereby executes the following certificate of correction:

FIRST:
                  The exact name of the corporation is Litigation Factoring Group, Inc. organized under the laws of the State of Colorado

SECOND:
                  Description of the documents being corrected (i.e. Articles of Incorporation, Amendment, Merger or other) or an attached copy of the document: Restated Articles of Incorporation

THIRD:            Date document was filed March 20, 2000

FOURTH:           Statement of incorrect information:

         The par value of each share is $ .0001


FIFTH:            Statement of corrected information:

         The par value of each share is $ .001


                                   Signature   /s/ F. JEFFREY KRUPKA
                                               ---------------------------------
                                               F. Jeffrey Krupka, President

                                   Title       President
                                               ---------------------------------